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                                     EXHIBIT 99.2



CONTACT: KIRK BREWER
         847.256.9282


                          JACOR EXERCISES OPTION TO PURCHASE
                                  WNVE-FM, ROCHESTER


CINCINNATI, JANUARY 14, 1996 -- Jacor Communications, Inc. (NASDAQ: JCOR) said today that it has exercised its previously announced option to purchase WNVE-FM, Rochester, from The Great Lakes Wireless Talking Machine Limited Liability Company. Jacor has entered into a definitive agreement to purchase the station.

    The option to purchase "The Nerve" was transferred to Jacor by American Radio Systems, inc., as part of an exchange of assets involving four other radio stations in December 1996.

    The transaction is subject to regulatory approval.

    Jacor Communications is headquartered in Covington, KY. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 118 radio stations in 27 U.S. broadcast areas. The company also owns WKRC-TV in Cincinnati. Jacor plans to pursue growth through continued acquisitions of complementary stations within its existing broadcast locations, and radio groups or individual stations with significant presence in other attractive locations.


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